--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 30, 2002


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                 0-19285                                   88-0228636

        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                               85260
(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700


                                 Not Applicable
          (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 5.       Other Events

On October 30, 2002 Allied Waste Industries, Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2002. The press release along with unaudited supplemental data is provided herein.

Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------


                 ALLIED WASTE REPORTS THIRD QUARTER 2002 RESULTS

        -- 2002 Year End Debt Reduction Goal Achieved in Third Quarter --


Scottsdale, AZ - October 30, 2002 - Allied Waste Industries, Inc. (NYSE: AW) today announced financial results for the third quarter ended September 30, 2002. The Company highlighted the following third quarter information:

o Free cash flow was $241.5 million;

o Debt was reduced by $271.2 million to $8.979 billion at the end of the quarter, placing the company on track to reduce debt to below $8.950 billion by year end;

o EBITDA was $456.4 million, in line with the Company's expectations and its goal of reporting full-year EBITDA of approximately $1.75 billion;

o Revenues were $1.429 billion.

For the third quarter ended September 30, 2002, EBITDA (earnings before interest, taxes, depreciation and amortization) was $456.4 million on revenues of $1.429 billion, compared to adjusted EBITDA of $497.7 million on revenues of $1.413 billion in the third quarter of 2001.

Net income was $0.19 per share in the third quarter of 2002, including an after-tax extraordinary charge of ($0.04) per share related to the write off of deferred financing costs associated with the early extinguishment of debt, as well as an after-tax charge of ($0.05) per share, related to the interest rate swap contracts that the company de-designated at the end of 2001 in accordance with FASB Statement 133.

In direct comparison with the consensus of analysts' earnings estimate of $0.27 per share compiled by First Call, the Company reported earnings of $0.28 per share for the third quarter. In the third quarter of 2001, net income per share was $0.00. The results for 2001 include the after tax effects of goodwill amortization and acquisition related costs, without which the Company's third quarter 2001 earnings would have been $0.39 per share.

During the third quarter 2002, free cash flow was $241.5 million and debt was reduced by $271.2 million to $8.979 billion at September 30, 2002. Free cash flow is defined as EBITDA plus other non-cash items, less cash interest, cash taxes, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital (excluding expenditures against non-recurring acquisition accruals). The quarter end debt balance reflects the application of approximately $59 million of cash from the balance sheet during the quarter.

For the nine months ended September 30, 2002, EBITDA was $1.309 billion on revenues of $4.147 billion. Free cash flow for the nine months ended September 30, 2002 was $324.8 million. The Company currently anticipates full year 2002 free cash flow to approximate $350 million.

"The strong cash flow and effective cash management in the third quarter fueled the earlier-than-anticipated achievement of our year end debt goal of $9 billion," said Tom Van Weelden, Chairman and CEO of Allied Waste. "As we stated recently, we now expect to reduce our debt level to below $8.950 billion by the end of 2002. We are very pleased that we continue to generate approximately 32% EBITDA margins and exceed our cash flow goals despite economic conditions that remain challenging. We expect to achieve our target of reporting full-year EBITDA of approximately $1.75 billion. This performance is a result of the continued execution of our strategy of focusing on highly integrated markets, exercising strong cost control and good cash management."

Allied Waste will host a conference call related to the third quarter earnings on Wednesday, October 30th at 5:00 p.m. EST. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A playback of the call will be available on the site after the call. Allied Waste has also filed supplemental data on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of September 30, 2002, the Company operated 343 collection companies, 174 transfer stations, 168 active landfills and 65 recycling facilities in 39 states.

Safe Harbor for Forward-Looking Statements
------------------------------------------
Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the Company's future plans, objectives or goals. These statements include: (a) statements relating to reduction of the Company's debt balance to under $8.950 billion by the end of 2002; (b) statements regarding EBITDA for 2002 of approximately $1.75 billion; and (c) statements regarding the generation of approximately $350 million of free cash flow in 2002.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, (1) continuing weakness in the U.S. economy in 2002 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by the Company, increased competitive pressure on pricing and generally make it more difficult for the Company to predict economic trends; (2) the Company may be impeded in the successful integration of acquired businesses and its market development efforts; (3) a change in interest rates or a reduction in the Company's cash flow could impair the Company's ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges;
(5) divestitures by the Company may not raise funds exceeding financing needed for acquisitions in 2002; and (6) severe weather conditions could impair the Company's operating results.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2001. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)
                                   (unaudited)


                                       For the Three                        For the Three
                                       Months Ended          % of            Months Ended           % of
                                    September 30, 2002     Revenues       September 30, 2001    Revenues
                                    -------------------  ------------   --------------------  -----------
Revenue............................ $      1,429,186        100.0%      $      1,413,400           100.0%
Cost of operations (A).............          852,070         59.6%               807,839            57.2%
Selling, general and administrative
  expenses.........................          120,746          8.5%               119,653             8.5%
Depreciation and amortization......          127,127          8.9%               118,576             8.4%
Goodwill amortization (B)..........               --           --%                56,717             4.0%
                                    -------------------  ------------   --------------------  -----------
  Operating income.................          329,243         23.0%               310,615            21.9%
Interest expense and other (C).....          219,173         15.3%               211,068            14.9%
                                    -------------------  ------------   --------------------  -----------
  Net income before income taxes...          110,070          7.7%                99,547             7.0%
Income tax expense.................           45,783          3.2%                80,746             5.7%
Minority interest..................              632          0.0%                   509             0.0%
                                    -------------------  ------------   --------------------  -----------
  Net income before extraordinary
   loss ...........................           63,655          4.5%                18,292             1.3%
Extraordinary loss, net of income
  tax benefit (D)................              6,537          0.5%                    --              --%
                                    -------------------  ------------   --------------------  -----------
  Net income.......................           57,118          4.0%                18,292             1.3%
Preferred dividends................           19,779          1.4%                18,544             1.3%
                                    -------------------  ------------   --------------------  -----------
  Net income (loss) to common
    shareholders................... $         37,339          2.6%      $           (252)            0.0%
                                    ===================  ============   ====================  ===========
Weighted average common and
  common equivalent shares.....              192,717                             196,112
                                    ===================                 ====================
Income (loss) per common share
  before extraordinary loss........ $           0.23                    $          (0.00)
                                    ===================                 ====================
Income (loss) per common share      $           0.19                    $          (0.00)
                                    ===================                 ====================

----------------------------------------------------------------------------------------------------------
EBITDA............................. $        456,370         31.9%      $        485,908            34.4%
Adjusted EBITDA....................              N/A           N/A      $        497,710 (E)        35.2%
-----------------------------------------------------------------------------------------------------------

(A) As a result of favorable resolution of a legal matter during the quarter, a $10.7 million accrual established in connection with the BFI acquisition was reversed to the 2002 cost of operations. The 2002 cost of operations also includes a non-cash charge of $9.9 million related to an unsuccessful market development project.

(B) In accordance with SFAS 142, "Goodwill and Other Intangible Assets", amortization of goodwill ceased on January 1, 2002.

(C) The 2002 interest expense and other includes an $18.0 million loss ($10.8 million net of tax, or $0.05 per share) for a mark to market loss and amortization of accumulated other comprehensive income related to the de-designation on December 31, 2001 of certain interest rate swap contracts, in accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". See detail on page 7.

(D) The extraordinary loss reflects the write-off of deferred debt issuance costs and a prepayment penalty paid in connection with the early repayment of debt.

(E) Adjusted EBITDA in 2001 removes the impact of acquisition related and unusual costs of $11.8 million ($2.2 million in cost of operations and $9.6 million in selling, general and administrative expenses).


                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)
                                   (unaudited)


                                         For the Nine                          For the Nine
                                         Months Ended          % of            Months Ended          % of
                                      September 30, 2002     Revenues       September 30, 2001     Revenues
                                      -------------------  -----------    --------------------   -----------
Revenue............................   $     4,146,781         100.0%      $      4,180,103          100.0%
Cost of operations (A).............         2,476,088          59.7%             2,394,890           57.3%
Selling, general and administrative
  expenses.........................           362,190           8.7%               327,605            7.8%
Depreciation and amortization......           372,651           9.0%               347,211            8.3%
Goodwill amortization (B)..........                --            --%               169,744            4.1%
Non-cash loss on asset sale........                --            --%               107,011            2.6%
                                      -------------------  -----------    --------------------   ---------
  Operating income.................           935,852          22.6%               833,642           19.9%
Equity in earnings of unconsolidated
  subsidiaries.....................               --             --%               (14,072)         (0.3)%
Interest expense and other (C).....           646,400          15.6%               641,708           15.3%
                                      -------------------  -----------    --------------------   ---------
  Net income before income taxes...           289,452           7.0%               206,006            4.9%
Income tax expense.................           119,725           2.9%               140,326            3.3%
Minority interest..................             1,747           0.0%                 3,228            0.1%
                                      -------------------  -----------    --------------------   ---------
  Net income before extraordinary
loss...............................           167,980           4.1%                62,452            1.5%
Extraordinary loss, net of income
  tax benefit (D)..................             6,537           0.2%                 9,453            0.2%
                                       ------------------  -----------    -------------------    ---------
Net income ........................           161,443           3.9%                52,999            1.3%
Preferred dividends................            57,771           1.4%                54,164            1.3%
                                      -------------------  -----------    --------------------  ----------

  Net income (loss) to common
    shareholders...................   $       103,672           2.5%      $         (1,165)           0.0%
                                      ===================  ===========    ====================   =========
Weighted average  common and
  common equivalent shares.....               193,473                              195,521
                                      ===================                 ====================
Income per common share before
  extraordinary loss...............   $          0.57                     $           0.04
                                      ===================                 ====================

Income (loss) per common share.....   $          0.54                     $          (0.01)
                                      ===================                 ====================



----------------------------------------------------------------------------------------------------------
EBITDA.............................   $     1,308,503          31.6%      $      1,350,597           32.3%
Adjusted EBITDA....................                N/A           N/A      $      1,482,157 (E)       35.5%
----------------------------------------------------------------------------------------------------------

(A) As a result of favorable resolution of a legal matter during the quarter, a $10.7 million accrual established in connection with the BFI acquisition was reversed to the 2002 cost of operations. The 2002 cost of operations also includes a non-cash charge of $9.9 million related to an unsuccessful market development project.

(B) In accordance with SFAS 142, "Goodwill and Other Intangible Assets", amortization of goodwill ceased on January 1, 2002.

(C) The 2002 interest expense and other includes a $34.4 million loss ($20.6 million net of tax, or $0.10 per share) for a net mark to market loss and amortization of accumulated other comprehensive income related to the de-designation on December 31, 2001 of certain interest rate swap contracts, in accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". See detail on page 8.

(D) The 2002 extraordinary loss reflects the write-off of deferred debt issuance costs and a prepayment penalty paid in connection with the early repayment of debt.

(E) Adjusted EBITDA in 2001 removes the impact of acquisition related and unusual costs of $24.5 million ($9.6 million in cost of operations and $14.9 million in selling, general and administrative expenses)and non-cash loss on asset sale of $107.0 million.

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
                   (amounts in thousands, except percentages)
                                   (unaudited)


                                                                For the Three Months Ended September 30,
                                                              ------------------------------------------
                                                                      2002                    2001
                                                              ------------------   ---------------------

Revenue --
Gross revenue.........................................        $       1,739,671    $       1,712,118
Less intercompany revenue.............................                 (310,485)            (298,718)
                                                              ------------------   ---------------------
    Revenue...........................................        $      1,429,186     $       1,413,400
                                                              ==================   =====================

Revenue Mix (based on gross revenue) --
  Collection..........................................                    61.4%                 62.4%
  Disposal............................................                    32.1%                 31.9%
  Recycling...........................................                     3.9%                  3.2%
  Other...............................................                     2.6%                  2.5%
                                                              ------------------   ---------------------
    Total.............................................                   100.0%                100.0%
                                                              ==================   =====================
Internalization Based on Disposal Volumes.............                      67%                   67%
                                                              ==================   =====================
Landfill Volumes in Tons..............................                   19,101                18,370
                                                              ==================   =====================

Internal Growth - Year over Year (excluding commodity):
Price.................................................                   (2.4)%                  0.7%
Volume................................................                     2.4%                 (0.6)%
                                                              ------------------   ---------------------
    Total...............................................                   0.0%                  0.1%
                                                              ==================   =====================

Average price increases to customers..................                     1.6%                  2.4%
                                                              ==================   =====================
Internal Growth Year over Year (including commodity)..                     0.3%                 (1.8)%
                                                              ==================   =====================

Interest Expense and Other--
  Interest expense, gross.............................        $         180,887    $         211,929
  Cash settlement of de-designated interest rate swap
    contracts (previously recorded in interest expense,
    gross)............................................                   15,058                   --
                                                              ------------------   ---------------------
                                                                        195,945              211,929
  Interest income.....................................                     (884)                (983)
  Interest capitalized for development projects.......                   (4,598)             (10,691)
  Accretion of debt and amortization of debt issuance
    costs.............................................                   10,721               10,813
                                                              ------------------   ---------------------
  Interest expense and other excluding the non-cash
    effects of de-designated interest rate
    swap contracts....................................                  201,184              211,068
                                                              ------------------   ---------------------
  Non-cash loss on de-designated interest rate swap
    contracts (previously recorded in accumulated other
    comprehensive income in shareholders' equity).....                    9,139                   --
  Amortization of accumulated other comprehensive income
    for de-designated interest rate swap contracts....                    8,850                   --
                                                              ------------------   ---------------------
      Interest expense and other......................        $         219,173    $         211,068
                                                              ==================   =====================




                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
                   (amounts in thousands, except percentages)
                                   (unaudited)


                                                                For the Nine Months Ended September 30,
                                                              ------------------------------------------
                                                                     2002                     2001
                                                              ------------------     -------------------

Revenue --
Gross revenue.........................................        $       5,040,930      $       5,058,689
Less intercompany revenue.............................                 (894,149)              (878,586)
                                                              ------------------     -------------------
    Revenue...........................................        $       4,146,781      $       4,180,103
                                                              ==================     ===================

Revenue Mix (based on gross revenue) --
  Collection..........................................                    62.3%                   62.5%
  Disposal............................................                    31.5%                   31.2%
  Recycling...........................................                     3.6%                    3.5%
  Other...............................................                     2.6%                    2.8%
                                                              ------------------     -------------------
    Total.............................................                   100.0%                  100.0%
                                                              ==================     ===================
Internalization Based on Disposal Volumes.............                      67%                     67%
                                                              ==================     ===================
Landfill Volumes in Tons..............................                   53,921                  53,098
                                                              ==================     ===================

Internal Growth - Year over Year (excluding commodity):
Price.................................................                   (1.7)%                    1.2%
Volume................................................                     0.5%                    0.4%
                                                              ------------------     -------------------
    Total...............................................                 (1.2)%                    1.6%
                                                              ==================     ===================

Average price increases to customers..................                     2.0%                    3.6%
                                                              ==================     ===================
Internal Growth Year over Year (including commodity)..                   (1.4)%                   (1.7)%
                                                              ==================     ===================

Interest Expense and Other--
  Interest expense, gross.............................        $         555,307      $         650,577
  Cash settlement of de-designated interest rate swap
    contracts (previously recorded in interest expense,
    gross)............................................                   44,087                     --
                                                              ------------------     -------------------
                                                                        599,394                650,577
  Interest income.....................................                   (3,343)                (4,780)
  Interest capitalized for development projects.......                  (16,947)               (35,864)
  Accretion of debt and amortization of debt issuance
    costs.............................................                   32,860                 31,775
                                                              ------------------     -------------------
    Interest expense and other excluding the non-cash
      effects of de-designated interest rate
      swap contracts..................................                  611,964                641,708
                                                              ------------------     -------------------
  Non-cash loss on de-designated interest rate swap
    contracts (previously recorded in accumulated other
    comprehensive income in shareholders' equity).....                    7,886                     --
  Amortization of accumulated other comprehensive income
    for de-designated interest rate swap contracts....                   26,550                     --
                                                              ------------------     -------------------
      Interest expense and other......................        $         646,400      $         641,708
                                                              ==================     ===================



                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                             (amounts in thousands)
                                   (unaudited)

                                                               For the Three            For the Nine
                                                                Months Ended            Months Ended
                                                             September 30, 2002      September 30, 2002
                                                            --------------------    --------------------

Acquisitions --
  Annualized revenue acquired...........................    $          11,016       $          21,065
  Annualized revenue acquired (after intercompany
   eliminations)........................................    $          11,016       $          21,065

Divestitures --
  Annualized revenue divested...........................    $          (4,760)      $          (5,270)
  Annualized revenue divested (after intercompany
   eliminations)........................................    $          (4,760)      $          (5,270)

Capital Expenditures --
  Fixed asset purchases..................................   $          26,876       $         282,628
  Cell development.......................................              57,271                 151,197
                                                            --------------------    --------------------
             Total.......................................   $          84,147       $         433,825
                                                            ====================    ====================

Days sales outstanding....................................            44 days
                                                            ====================



                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                               BALANCE SHEET DATA
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                                                                    September 30,            December 31,
                                                                                         2002                     2001
                                                                                -----------------      --------------------

ASSETS
  Current assets --
  Cash and cash equivalents.....................................................$       100,999         $         158,841
  Accounts receivable, net of allowance of $26,346 and $31,876..................        738,764                   751,416
  Prepaid and other current assets..............................................        108,567                   132,026
  Deferred income taxes, net....................................................        212,166                   156,203
                                                                                -----------------      --------------------
    Total current assets........................................................      1,160,496                 1,198,486
  Property and equipment, net...................................................      4,095,488                 4,010,886
  Goodwill, net.................................................................      8,570,613                 8,556,877
  Other assets, net.............................................................        345,338                   580,844
                                                                                -------------------     --------------------
    Total assets................................................................$    14,171,935         $      14,347,093
                                                                                ===================     ====================


LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities --
  Current portion of long-term debt.............................................$       266,509         $          22,130
  Accounts payable..............................................................        395,264                   456,063
  Accrued closure, post-closure and environmental costs.........................        127,231                   126,885
  Accrued interest..............................................................        220,299                   192,872
  Other accrued liabilities.....................................................        367,683                   402,816
  Unearned revenue..............................................................        236,807                   232,769
                                                                                -------------------     --------------------
    Total current liabilities...................................................      1,613,793                 1,433,535
  Long-term debt, less current portion..........................................      8,712,803                 9,237,503
  Deferred income taxes.........................................................        606,330                   418,836
  Accrued closure, post-closure and environmental costs.........................        867,206                   878,006
  Other long-term obligations...................................................        430,395                   624,390
  Commitments and contingencies
  Series A senior convertible preferred stock, 1,000 shares authorized, issued
    and outstanding, liquidation preference of $1,227 and $1,169 per share......      1,226,805                 1,169,044
  Stockholders' equity --
  Common stock..................................................................          1,966                     1,962
  Additional paid-in capital....................................................      1,003,522                 1,055,353
  Other comprehensive loss......................................................        (65,912)                  (85,120)
  Retained deficit..............................................................       (224,973)                 (386,416)
                                                                                -------------------     --------------------
    Total stockholders' equity..................................................        714,603                   585,779
                                                                                -------------------     --------------------
    Total liabilities and stockholders' equity..................................$    14,171,935         $      14,347,093
                                                                                ===================     ====================



                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                                   (unaudited)


Cash provided by operations for the three months ended September 30, 2002 of $303.7 million, is after $22.8 million spent on non-recurring acquisition accruals. During the quarter we reduced debt by $271.2 million from cash from operations of $303.7 million and from a $59.1 million reduction in our cash on hand from June 30, 2002, after using cash of $84.1 million for capital expenditures and $7.5 million for other investing and financing activities. At September 30, 2002, the current portion of our outstanding debt was $266.5 million, substantially all of which is required to be repaid during 2003.



                                                          At September 30, 2002
                                                          ---------------------
                                                          (in millions, except
                                                                  ratios)

Revolver Availability:
      Capacity Commitment...............................    $     1,291
      Less:  Borrowings.................................             --
      Less:  Letters of Credit outstanding..............            686
                                                            ----------------
      Total Availability................................    $       605
                                                            ================

Credit Facility Covenants:
      Debt / EBITDA.....................................           5.04x
      Covenant Maximum..................................           5.75x
      EBITDA in excess of covenant requirement..........    $      186.8

      EBITDA / Total Interest...........................           2.19x
      Covenant Minimum..................................           2.00x
      EBITDA in excess of covenant requirement..........    $      141.1





                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF CASH FLOWS DATA
                             (amounts in thousands)
                                   (unaudited)


                                                                                   Three Months Ended
                                                                                   September 30, 2002
                                                                                  --------------------

Operating activities --
Net income....................................................................      $         57,118
  Adjustments to reconcile net income to cash provided by operating activities--
  Provisions for:
    Depreciation and amortization...............................................             127,127
    Doubtful accounts...........................................................               3,584
    Accretion of debt and amortization of debt issuance costs...................              10,721
    Deferred income taxes.......................................................              49,908
    Gain on sale of assets......................................................              (2,945)
    Non-cash loss on de-designated interest rate swap contracts.................               9,139
    Amortization of accumulated other comprehensive income for de-designated
     interest rate swap contracts...............................................               8,850
    Non-cash extraordinary loss on early extinguishment of debt.................               4,698
  Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
    Accounts receivable, prepaid expenses, inventories and other................               2,721
    Accounts payable, accrued liabilities, unearned income and other............              59,375
    Expenditures against non-recurring acquisition accruals.....................             (22,751)
  Closure and post-closure provision............................................              17,890
  Closure and post-closure expenditures.........................................             (16,675)
  Environmental expenditures....................................................              (5,049)
                                                                                    -----------------
Cash provided by operating activities...........................................             303,711
                                                                                    -----------------
Investing activities --
    Cost of acquisitions, net of cash acquired..................................             (15,758)
    Proceeds from divestitures, net of cash divested............................               2,410
    Capital expenditures, excluding acquisitions................................             (84,147)
    Capitalized interest........................................................              (4,598)
    Proceeds from sale of fixed assets..........................................               8,509
    Change in deferred acquisition costs, notes receivable, and other...........              10,011
                                                                                    -----------------
Cash used for investing activities..............................................             (83,573)
                                                                                    -----------------
Financing activities --
    Net proceeds from exercise of stock options.................................                  27
    Proceeds from long-term debt, net of issuance costs.........................             178,878
    Payments of long-term debt..................................................            (458,153)
                                                                                    -----------------
Cash used for financing activities..............................................            (279,248)
                                                                                    -----------------
Decrease in cash and cash equivalents...........................................             (59,110)
Cash and cash equivalents, beginning of period..................................             160,109
                                                                                    -----------------
Cash and cash equivalents, end of period........................................    $        100,999
                                                                                    =================

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                   (amounts in thousands, except percentages)
                                   (unaudited)
                                                                                     For the Three           For the Nine
                                                                                     Months Ended            Months Ended
                                                                                  September 30, 2002      September 30, 2002
                                                                                 -------------------      ------------------

Free Cash Flow:
             EBITDA.........................................................     $      456,370           $  1,308,503
             Other non-cash items:
                Closure and post-closure provision..........................             17,890                 53,222
                Doubtful accounts...........................................              3,584                 13,805
                Gain on sale of assets......................................             (2,945)                (6,568)

Less:        Cash interest..................................................           (163,359)              (570,452)
             Cash taxes.....................................................             14,324                 (7,811)
             Closure, post-closure and environmental expenditures...........            (21,724)               (55,723)
             Capital expenditures, excluding acquisitions...................            (84,147)              (433,825)
             Changes in working capital.....................................             62,096                 51,588
             Remove change in accrued interest and accrued taxes from
                working capital.............................................            (40,570)               (27,942)
                                                                                 -------------------      -----------------
             Free cash flow ................................................            241,519                324,797

             Expenditures against non-recurring acquisition accruals........            (22,751)               (69,699)
             Market development and other investing activities, net.........              5,172                (15,472)
             Decrease in cash...............................................             59,110                 57,842
             Accretion and other............................................            (11,816)               (17,147)
                                                                                 -------------------      -----------------
             Change in debt.................................................     $      271,234           $    280,321
                                                                                 ===================      =================


             Debt balance at beginning of period............................     $    9,250,546           $  9,259,633
             Change in debt.................................................           (271,234)              (280,321)
                                                                                 -------------------      -----------------
             Debt balance at end of period..................................     $    8,979,312           $  8,979,312
                                                                                 ===================      =================




                                                                                         At September 30, 2002
                                                                                  --------------------------------
Capital Structure:
             Long-term debt (including current portion)......................    $               8,979,312
             Equity (including series A senior convertible preferred stock)..                    1,941,408
                                                                                  --------------------------------
             Debt to total capitalization....................................                         82.2%
                                                                                  ================================

                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                              (amounts in millions)
                                   (unaudited)

Debt Maturity Schedule as of September 30, 2002:


                Debt                 2002        2003       2004        2005        2006       2007       Thereafter         Total
----------------------------------- ---------  ---------  ---------- ---------  ----------  ----------  --------------  ----------
Revolving Credit Facility.......... $    --    $    --    $    --    $    --    $     --    $    --     $        --     $      --
Tranche A term loan................      --      104.1      450.0      525.0          --         --              --        1,079.1
Tranche B term loan................      --         --         --         --       805.3         --              --          805.3
Tranche C term loan................      --         --         --         --          --      966.3              --          966.3
6.10% BFI Senior notes.............      --      156.7         --         --          --         --              --          156.7
7.375% Senior notes................      --         --      225.0         --          --         --              --          225.0
7.875% BFI Senior notes............      --         --         --         --          --         --           875.0          875.0
7.625% Senior notes................      --         --         --         --       600.0         --              --          600.0
8.785% Senior notes due 2008.......      --         --         --         --          --         --           600.0          600.0
8.50% Senior notes due 2008........      --         --         --         --          --         --           750.0          750.0
6.375% BFI Senior notes
  due 2008.........................      --         --         --         --          --         --           161.2          161.2
7.875% Senior notes due 2009.......      --         --         --       69.5          --         --              --           69.5
10.00% Senior Sub Notes
  due 2009.........................      --         --         --         --          --         --         2,000.0        2,000.0
9.25% BFI debentures due 2021......      --         --         --         --          --         --            99.5           99.5
7.40% BFI debentures due 2035......      --         --         --         --          --         --           360.0          360.0
Other Debt.........................     1.9        6.0        4.0       14.4         4.9        0.6           298.3          330.1
                                    ---------  --------   ---------  ---------  ----------  ----------  --------------  ----------
Total principal due................ $   1.9    $ 266.8    $ 679.0    $ 608.9    $1,410.2    $ 966.9     $   5,144.0     $  9,077.7
Discount, net......................                                                                                          (98.4)
                                                                                                                        ----------
Total debt  balance ...............                                                                                     $  8,979.3
                                                                                                                        ==========

Note 1
Free cash flow available to repay debt in excess of the current year's maturities will be ratably applied to future maturities of the Credit Facility.

Note 2
Consistent with Allied's "Financing Plan" as disclosed in the 2001 Form 10-K, we anticipate refinancing the Credit Facility which consists of the Revolving Credit Facility, Tranche A term loan, Tranche B term loan and Tranche C term loan by late 2003 or early 2004.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                     ALLIED WASTE INDUSTRIES, INC.


  By:                     /s/ THOMAS W. RYAN
         ------------------------------------------------------
                            Thomas W. Ryan
          Executive Vice President & Chief Financial Officer



Date:  October 30, 2002